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                                                                      Exhibit 23

                                                                         SHEARER
                                                                          TAYLOR
                                                                           & CO.
                                                      A Professional Association

              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement of Westower Corporation on Form S-8 (Registration No. 333-65337) of our report dated March 5, 1998, relating to the financial statements of Summit Communications, LLC appearing in this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K dated November 20, 1998 of Westower Corporation.


/s/ Shearer, Taylor & Co., P.A.

Jackson, Mississippi
January 13, 1999